UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 21, 2014

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At 5:00 p.m., New York City time, on November 18, 2014, the Registrant’s previously-announced rights offering (the “Rights Offering”) for units consisting of notes and warrants of the Registrant expired. Pursuant to the Rights Offering, the Registrant raised gross proceeds of $625 million.

In the Rights Offering, the Registrant distributed at no charge a total of 1,250,000 transferable rights (the “Rights”) to holders of record of its common stock (“Common Stock”). Each Right entitled a holder thereof to purchase, at the subscription price of five hundred dollars ($500), one (1) unit (each, a “Unit”), consisting of (a) a 8% senior unsecured note due December 15, 2019 (each, a “Note”) in the principal amount of $500 and (b) 17.5994 warrants (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one share of Common Stock. A total of 1,250,000 Units were purchased (including 1,202,079 through the exercise of basic subscription rights and 47,921 through the exercise of oversubscription rights).

Pursuant to the Rights Offering, on November 21, 2014, the Registrant issued $625.0 million in aggregate principal amount of Notes and Warrants to purchase an aggregate of approximately 22 million shares of Common Stock at an exercise price of $28.41 per share, subject to adjustment as described in the Warrant Agreement (as defined below). No fractional Warrants were issued.

Notes

On November 21, 2014, the Registrant, as Issuer, and Computershare Trust Company, N.A, as Trustee, entered into an Indenture and Supplemental Indenture governing the terms of the Notes (together, the “Indenture”). On November 21, 2014, the Registrant issued $625.0 million aggregate original principal amount of 8% senior unsecured notes due December 15, 2019. The Notes are the unsecured and unsubordinated obligations of the Registrant and rank equal in right of payment with the existing and future unsecured and unsubordinated indebtedness of the Registrant. The Notes are not guaranteed.

The Notes bear interest at a rate of 8.0% per annum. The Registrant will pay interest on the Notes semi-annually on June 15 and December 15 of each year, commencing on June 15, 2014.

The above description of the Indenture and the Note is incomplete and qualified in its entirety by reference to the complete text of the Indenture and the Note. A copy of the Indenture and form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants

On November 21, 2014, the Registrant issued an aggregate of approximately 22 million Warrants pursuant to the exercise of Rights in the Rights Offering under the terms of a Warrant Agreement by and between the Registrant and Computershare Inc. and Computershare Trust Company, N.A., together as Warrant Agent, dated as of November 21, 2014 (the “Warrant Agreement”). Each Warrant, when exercised, will entitle the holder thereof to purchase one share of the Registrant’s Common Stock at an exercise price of $28.41 per share under the terms of the Warrant Agreement, which exercise price is payable in cash or by surrendering Notes with a principal amount at least equal to the exercise price. The exercise price and the number of shares of Common Stock issuable upon exercise of a Warrant are both subject to adjustment in certain circumstances. The Warrants may be exercised at any time after 5:00 p.m., New York City time on November 24, 2014. Unless earlier exercised, the Warrants will expire on December 15, 2019.

The above description of the Warrant Agreement is incomplete and qualified in its entirety by reference to the complete text of the Warrant Agreement and form of Warrant certificate, copies of which are filed as Exhibit 4.3 to this Current Report on Form 8-K and are incorporated herein by reference. In addition to its role as Warrant Agent, Computershare, Inc. also currently serves as the Registrant’s transfer agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Notes and the Indenture above is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Indenture, dated as of November 21, 2104 between Sears Holdings Corporation and Computershare Trust Company, N.A., as trustee.

Exhibit 4.2	Supplemental Indenture, dated as of November 21, 2014, between Sears Holdings Corporation and Computershare Trust Company, N.A., as trustee (including form of note).

Exhibit 4.3	Warrant Agreement, dated as of November 21, 2014, between Sears Holdings Corporation and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (including form of warrant certificate).

Exhibit 5.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding the securities.

Exhibit 23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: November 21, 2014	/s/ Robert A. Riecker
	By:	Robert A. Riecker
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated as of November 21, 2014 between Sears Holdings Corporation and Computershare Trust Company, N.A., as trustee.

Exhibit 4.2	Supplemental Indenture, dated as of November 21, 2014, between Sears Holdings Corporation and Computershare Trust Company, N.A., as trustee (including form of note).

Exhibit 4.3	Warrant Agreement, dated as of November 21, 2014, between Sears Holdings Corporation and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (including form of warrant certificate).

Exhibit 5.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding the securities.

Exhibit 23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).